[CONFORMED COPY]
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                           TEXAS UTILITIES ELECTRIC COMPANY

                                          TO

                                THE BANK OF NEW YORK,
                           (FORMERLY IRVING TRUST COMPANY)


                                        Trustee under the Texas Utilities
                                        Electric Company Mortgage and
                                        Deed of Trust, dated as of
                                        December 1, 1983

                                  __________________


                          FIFTY-THIRD SUPPLEMENTAL INDENTURE

                           PROVIDING AMONG OTHER THINGS FOR
                                FIRST MORTGAGE BONDS,
                             POLLUTION CONTROL SERIES U,

                                FIRST MORTGAGE BONDS,
                             POLLUTION CONTROL SERIES V,

                                FIRST MORTGAGE BONDS,
                              POLLUTION CONTROL SERIES W

                                         AND

                                FIRST MORTGAGE BONDS,
                              POLLUTION CONTROL SERIES X

                                  __________________

                               DATED AS OF JUNE 1, 1995


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               THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

               THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                         FIFTY-THIRD  SUPPLEMENTAL  INDENTURE

                          _________________________________


               INDENTURE, dated as of June 1, 1995, between TEXAS UTILITIES ELECTRIC COMPANY, a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Fifty-third Supplemental Indenture) being supplemental thereto;

               WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

               WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

                        DESIGNATION                   DATED AS OF
                        -----------                   -----------

          First Supplemental Indenture  . . . . . .   April 1, 1984
          Second Supplemental Indenture . . . . . .   September 1, 1984
          Third Supplemental Indenture  . . . . . .   April 1, 1985
          Fourth Supplemental Indenture . . . . . .   August 1, 1985
          Fifth Supplemental Indenture  . . . . . .   September 1, 1985
          Sixth Supplemental Indenture  . . . . . .   December 1, 1985
          Seventh Supplemental Indenture  . . . . .   March 1, 1986
          Eighth Supplemental Indenture . . . . . .   May 1, 1986
          Ninth Supplemental Indenture  . . . . . .   October 1, 1986
          Tenth Supplemental Indenture  . . . . . .   December 1, 1986
          Eleventh Supplemental Indenture . . . . .   December 1, 1986
          Twelfth Supplemental Indenture  . . . . .   February 1, 1987
          Thirteenth Supplemental Indenture . . . .   March 1, 1987
          Fourteenth Supplemental Indenture . . . .   April 1, 1987
          Fifteenth Supplemental Indenture  . . . .   July 1, 1987
          Sixteenth Supplemental Indenture  . . . .   September 1, 1987
          Seventeenth Supplemental Indenture  . . .   October 1, 1987
          Eighteenth Supplemental Indenture . . . .   March 1, 1988
          Nineteenth Supplemental Indenture . . . .   May 1, 1988

                        DESIGNATION                   DATED AS OF
                        -----------                   -----------

          Twentieth Supplemental Indenture  . . . .   September 1, 1988
          Twenty-first Supplemental Indenture . . .   November 1, 1988
          Twenty-second Supplemental Indenture  . .   January 1, 1989
          Twenty-third Supplemental Indenture . . .   August 1, 1989
          Twenty-fourth Supplemental Indenture  . .   November 1, 1989
          Twenty-fifth Supplemental Indenture . . .   December 1, 1989
          Twenty-sixth Supplemental Indenture . . .   February 1, 1990
          Twenty-seventh Supplemental Indenture . .   September 1, 1990
          Twenty-eighth Supplemental Indenture  . .   October 1, 1990
          Twenty-ninth Supplemental Indenture . . .   October 1, 1990
          Thirtieth Supplemental Indenture  . . . .   March 1, 1991
          Thirty-first Supplemental Indenture . . .   May 1, 1991
          Thirty-second Supplemental Indenture  . .   July 1, 1991
          Thirty-third Supplemental Indenture . . .   February 1, 1992
          Thirty-fourth Supplemental Indenture  . .   April 1, 1992
          Thirty-fifth Supplemental Indenture . . .   April 1, 1992
          Thirty-sixth Supplemental Indenture . . .   June 1, 1992
          Thirty-seventh Supplemental Indenture . .   June 1, 1992
          Thirty-eighth Supplemental Indenture  . .   August 1, 1992
          Thirty-ninth Supplemental Indenture . . .   October 1, 1992
          Fortieth Supplemental Indenture . . . . .   November 1, 1992
          Forty-first Supplemental Indenture  . . .   December 1, 1992
          Forty-second Supplemental Indenture . . .   March 1, 1993
          Forty-third Supplemental Indenture  . . .   April 1, 1993
          Forty-fourth Supplemental Indenture . . .   April 1, 1993
          Forty-fifth Supplemental Indenture  . . .   May 1, 1993
          Forty-sixth Supplemental Indenture  . . .   July 1, 1993
          Forty-seventh Supplemental Indenture  . .   October 1, 1993
          Forty-eighth Supplemental Indenture . . .   November 1, 1993
          Forty-ninth Supplemental Indenture  . . .   May 1, 1994
          Fiftieth Supplemental Indenture . . . . .   May 1, 1994
          Fifty-first Supplemental Indenture  . . .   August 1, 1994
          Fifty-second Supplemental Indenture . . .   April 1, 1995

          which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

               WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

               WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

               WHEREAS, the Company has heretofore issued as of May 31, 1995, in accordance with the provisions of the Original
          Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage
          Bonds:

                                                  Principal      Principal
                                                    Amount        Amount
                   Series                           Issued      Outstanding
                   ------                          --------     -----------
          12% Series due March 1, 1985  . .     $   1,000,000 $    None
          13 5/8% Series due April 1, 2014        100,000,000      None
          13 1/2% Series due
            September 1, 2014 . . . . . . .       150,000,000      None
          12 7/8% Series due April 1, 2015        150,000,000      None
          12% Series due August 1, 2015 . .       100,000,000      None
          12% Series due September 1, 2015         75,000,000      None
          11 1/8% Series due
            December 1, 2015  . . . . . . .       150,000,000      None
          9 3/8% Series due March 1, 2016 .       200,000,000      None
          9 3/4% Series due May 1, 2016 . .       200,000,000      None
          7 3/4% Pollution Control Series C        70,000,000    70,000,000
          8 1/4% Pollution Control Series D       200,000,000   200,000,000
          9 1/2% Series due
            December 1, 2016  . . . . . . .       300,000,000      None
          9 1/4% Series due
            February 1, 2017  . . . . . . .       250,000,000      None
          7 7/8% Pollution Control Series E       100,000,000   100,000,000
          10 1/2% Series due April 1, 2017        250,000,000      None
          9 1/2% Series due July 1, 1997  .       150,000,000      None
          10 1/2% Series due July 1, 2017 .       150,000,000      None
          9% Pollution Control Series F   .        55,000,000    55,000,000
          9% Pollution Control Series G   .        12,000,000    12,000,000
          9 7/8% Pollution Control
            Series H  . . . . . . . . . . .       112,000,000   112,000,000
          9 1/4% Pollution Control
            Series I  . . . . . . . . . . .       100,000,000   100,000,000
          10 3/8% Series due May 1, 1998  .       150,000,000      None
          11 3/8% Series due May 1, 2018  .       150,000,000      None
          Secured Medium-Term Notes,
            Series A  . . . . . . . . . . .       300,000,000    30,000,000
          10.44% Series due
            November 1, 2008  . . . . . . .       150,000,000   150,000,000
          8 1/4% Pollution Control
            Series J  . . . . . . . . . . .       100,000,000   100,000,000
          9 1/2% Series due August 1, 1999        200,000,000   200,000,000
          10% Series due August 1, 2019 . .       100,000,000      None
          9 7/8% Series due
            November 1, 2019  . . . . . . .       150,000,000      None
          Secured Medium-Term Notes,
            Series B  . . . . . . . . . . .       150,000,000   130,000,000
          8 1/8% Pollution Control
            Series K  . . . . . . . . . . .        50,000,000    50,000,000
          8 1/8% Pollution Control
            Series L  . . . . . . . . . . .        40,000,000    40,000,000
          10 5/8% Series due
            September 1, 2020 . . . . . . .       250,000,000   250,000,000
          Secured Medium-Term Notes,
            Series C  . . . . . . . . . . .       150,000,000   125,000,000
          8 1/4% Pollution Control Series
            due October 1, 2020 . . . . . .        11,000,000    11,000,000
          7 7/8% Pollution Control Series
            due March 1, 2021 . . . . . . .       100,000,000   100,000,000
          9 3/4% Series due May 1, 2021 . .       300,000,000   300,000,000
          0% Pollution Control Series M
            due June 1, 2021  . . . . . . .        86,250,000      None
          0% Pollution Control Series N
            due June 1, 2021  . . . . . . .        57,500,000      None
          0% Pollution Control Series O
            due June 1, 2021  . . . . . . .        57,500,000      None
          0% Pollution Control Series P
            due June 1, 2021  . . . . . . .       115,000,000   115,000,000
          8 1/8% Series due
            February 1, 2002  . . . . . . .       150,000,000   150,000,000
          8 7/8% Series due
            February 1, 2022  . . . . . . .       175,000,000   175,000,000
          8 1/4% Series due April 1, 2004 .       100,000,000   100,000,000
          9% Series due April 1, 2022 . . .       100,000,000   100,000,000
          6 3/4% Pollution Control Series
            due April 1, 2022 . . . . . . .        50,000,000    50,000,000
          7 1/8% Series due June 1, 1997  .       150,000,000   150,000,000

                                                  Principal      Principal
                                                    Amount        Amount
                   Series                           Issued      Outstanding
                   ------                          --------     -----------

          8% Series due June 1, 2002  . . .      $147,000,000  $147,000,000
          6 5/8% Pollution Control Series
            due June 1, 2022  . . . . . . .        33,000,000    33,000,000
          6 3/8% Series due August 1, 1997        175,000,000   175,000,000
          7 3/8% Series due August 1, 2001        150,000,000   150,000,000
          8 1/2% Series due August 1, 2024        175,000,000   175,000,000
          6.70% Pollution Control Series
            due October 1, 2022 . . . . . .        16,935,000    16,935,000
          6.55% Pollution Control Series
            due October 1, 2022 . . . . . .        40,000,000    40,000,000
          7 3/8% Series due
            November 1, 1999  . . . . . . .       100,000,000   100,000,000
          8 3/4% Series due
            November 1, 2023  . . . . . . .       200,000,000   200,000,000
          6 1/2% Pollution Control Series
            due December 1, 2027  . . . . .        46,660,000    46,660,000
          6 3/4% Series due March 1, 2003 .       200,000,000   200,000,000
          7 7/8% Series due March 1, 2023 .       300,000,000   300,000,000
          6.05% Pollution Control Series
            due April 1, 2025 . . . . . . .        90,000,000    90,000,000
          6.10% Pollution Control Series
            due April 1, 2028 . . . . . . .        50,000,000    50,000,000
          5 7/8% Series due April 1, 1998 .       175,000,000   175,000,000
          6 3/4% Series due April 1, 2003 .       100,000,000   100,000,000
          7 7/8% Series due April 1, 2024 .       225,000,000   225,000,000
          0% Pollution Control Series
            due June 1, 2023  . . . . . . .       115,000,000   104,650,000
          5 3/4% Series due July 1, 1998  .       150,000,000   150,000,000
          6 3/4% Series due July 1, 2005  .       100,000,000   100,000,000
          7 5/8% Series due July 1, 2025  .       250,000,000   250,000,000
          5 1/2% Series due October 1, 1998       125,000,000   125,000,000
          6 1/4% Series due October 1, 2004       125,000,000   125,000,000
          7 3/8% Series due October 1, 2025       300,000,000   300,000,000
          5 1/2% Pollution Control Series
            due May 1, 2022 . . . . . . . .        50,000,000    50,000,000
          5.55% Pollution Control Series
            due May 1, 2022 . . . . . . . .        75,000,000    75,000,000
          5.85% Pollution Control Series
            due May 1, 2022 . . . . . . . .        33,465,000    33,465,000
          Floating Rate Series
            due May 1, 1999 . . . . . . . .       300,000,000   300,000,000
          Pollution Control Series Q
            due May 1, 2029 . . . . . . . .        45,045,500    45,045,500
          Pollution Control Series R
            due May 1, 2029 . . . . . . . .        45,045,500    45,045,500
          0% Series due 1994  . . . . . . .     1,013,831,000       None
          Pollution Control Series S
            due April 1, 2030 . . . . . . .        58,270,500    58,270,500
          Pollution Control Series T
            due April 1, 2030 . . . . . . .        18,400,000    18,400,000

          which bonds are also hereinafter sometimes called bonds of the First through Eightieth Series, respectively; and

               WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

               WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

               WHEREAS, the Company now desires to create four new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

               WHEREAS, the execution and delivery by the Company of this Fifty-third Supplemental Indenture, and the terms of the bonds of the Eighty-first, Eighty-second, Eighty-third and Eighty-fourth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Fifty-third Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

               TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

               IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

               PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Fifty-third Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Fifty-third Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

               TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

               IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Fifty-third Supplemental Indenture being supplemental to the Original Indenture.

               AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

               The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                      ARTICLE I

                             EIGHTY-FIRST SERIES OF BONDS

               SECTION 1. There shall be a series of bonds designated "Pollution Control Series U" (herein sometimes referred to as the "Eighty-first Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-first Series shall mature on June 1, 2030, shall not bear interest and shall be issued as fully registered bonds in denominations of Two Hundred Fifty Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-first Series shall be dated as in Section 2.03 of the Original Indenture provided.

               (I) The bonds of the Eighty-first Series shall be initially issued in the aggregate principal amount of $136,108,250 to, and registered in the name of, the trustee under the Trust Indenture, dated as of June 1, 1995 (hereinafter sometimes called the "1995 Brazos Bond Indenture"), of the Brazos River Authority (hereinafter sometimes called the "Brazos Authority"), under which its Collateralized Pollution Control Revenue Refunding Bonds (Texas Utilities Electric Company Project) Series 1995B (hereinafter sometimes called the "Series 1995B Brazos Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Payment and Bond Amortization Agreement, dated as of June 1, 1995 (hereinafter sometimes called the "1995B Brazos Agreement"), between the Brazos Authority and the Company.

               The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-first Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1995 Brazos Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section 5.04 of the 1995B Brazos Agreement in respect of the corresponding Installment Payment.

               The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-first Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1995 Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

               (II) In the event that any Series 1995B Brazos Revenue Bonds outstanding under the 1995 Brazos Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1995 Brazos Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1995 Brazos Bond Indenture, all bonds of the Eighty-first Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1995B Brazos Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

               The Trustee may conclusively presume that no redemption of bonds of the Eighty-first Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1995 Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1995B Brazos Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1995 Brazos Bond Indenture, upon the occurrence of an Event of Default under
          Section 6.01(a) of the 1995 Brazos Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1995 Brazos Bond Indenture, as the holder of all bonds of the Eighty-first Series then Outstanding.

               (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 1 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

               (IV) At the option of the registered owner, any bonds of the Eighty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

               Bonds of the Eighty-first Series shall not be transferrable except to any successor trustee under the 1995 Brazos Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

               The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-first Series.


                                      ARTICLE II

                            EIGHTY-SECOND SERIES OF BONDS

               SECTION 2. There shall be a series of bonds designated "Pollution Control Series V" (herein sometimes referred to as the "Eighty-second Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-second Series shall mature on June 1, 2030, shall not bear interest and shall be issued as fully registered bonds in denominations of Two Hundred Fifty Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-second Series shall be dated as in Section 2.03 of the Original Indenture provided.

               (I) The bonds of the Eighty-second Series shall be initially issued in the aggregate principal amount of $136,108,250 to, and registered in the name of, the trustee under the 1995 Brazos Bond Indenture, under which the Brazos Authority's Collateralized Pollution Control Revenue Refunding Bonds (Texas Utilities Electric Company Project) Series 1995C (hereinafter sometimes called the "Series 1995C Brazos Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Payment and Bond Amortization Agreement, dated as of June 1, 1995 (hereinafter sometimes called the "1995C Brazos Agreement"), between the Brazos Authority and the Company.

               The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-second Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1995 Brazos Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section 5.04 of the 1995C Brazos Agreement in respect of the corresponding Installment Payment.

               The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-second Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1995 Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

               (II) In the event that any Series 1995C Brazos Revenue Bonds outstanding under the 1995 Brazos Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1995 Brazos Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1995 Brazos Bond Indenture, all bonds of the Eighty-second Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1995C Brazos Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

               The Trustee may conclusively presume that no redemption of bonds of the Eighty-second Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1995 Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1995C Brazos Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1995 Brazos Bond Indenture, upon the occurrence of an Event of Default under
          Section 6.01(a) of the 1995 Brazos Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1995 Brazos Bond Indenture, as the holder of all bonds of the Eighty-second Series then Outstanding.

               (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 2 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

               (IV) At the option of the registered owner, any bonds of the Eighty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

               Bonds of the Eighty-second Series shall not be transferrable except to any successor trustee under the 1995 Brazos Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

               The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-second Series.


                                     ARTICLE III

                             EIGHTY-THIRD SERIES OF BONDS

               SECTION 3. There shall be a series of bonds designated "Pollution Control Series W" (herein sometimes referred to as the "Eighty-third Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-third Series shall mature on June 1, 2030, shall not bear interest and shall be issued as fully registered bonds in denominations of Five Hundred Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-third Series shall be dated as in Section 2.03 of the Original Indenture provided.

               (I) The bonds of the Eighty-third Series shall be initially issued in the aggregate principal amount of $13,857,500 to, and registered in the name of, the trustee under the Trust Indenture, dated as of June 1, 1995 (hereinafter sometimes called the "1995 Sabine Bond Indenture"), of the Sabine River Authority of Texas (hereinafter sometimes called the "Sabine Authority"), under which its Collateralized Pollution Control Revenue Refunding Bonds (Texas Utilities Electric Company Project) Series 1995B (hereinafter sometimes called the "Series 1995B Sabine Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Payment and Bond Amortization Agreement, dated as of June 1, 1995 (hereinafter sometimes called the "1995B Sabine Agreement"), between the Sabine Authority and the Company.

               The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-third Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1995 Sabine Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section 5.04 of the 1995B Sabine Agreement in respect of the corresponding Installment Payment.

               The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-third Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1995 Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

               (II) In the event that any Series 1995B Sabine Revenue Bonds outstanding under the 1995 Sabine Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1995 Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1995 Sabine Bond Indenture, all bonds of the Eighty-third Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1995B Sabine Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

               The Trustee may conclusively presume that no redemption of bonds of the Eighty-third Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1995 Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1995B Sabine Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1995 Sabine Bond Indenture, upon the occurrence of an Event of Default under
          Section 6.01(a) of the 1995 Sabine Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1995 Sabine Bond Indenture, as the holder of all bonds of the Eighty-third Series then Outstanding.

               (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 3 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

               (IV) At the option of the registered owner, any bonds of the Eighty-third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

               Bonds of the Eighty-third Series shall not be transferrable except to any successor trustee under the 1995 Sabine Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

               The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-third Series.



                                      ARTICLE IV

                            EIGHTY-FOURTH SERIES OF BONDS

               SECTION 4. There shall be a series of bonds designated "Pollution Control Series X" (herein sometimes referred to as the "Eighty-fourth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-fourth Series shall mature on June 1, 2030, shall not bear interest and shall be issued as fully registered bonds in denominations of Two Hundred Fifty Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-fourth Series shall be dated as in Section 2.03 of the Original Indenture provided.

               (I) The bonds of the Eighty-fourth Series shall be initially issued in the aggregate principal amount of $21,246,250 to, and registered in the name of, the trustee under the 1995 Sabine Bond Indenture, under which the Sabine Authority's Collateralized Pollution Control Revenue Bonds (Texas Utilities Electric Company Project) Series 1995C (hereinafter sometimes called the "Series 1995C Sabine Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Sale and Bond Amortization Agreement, dated as of June 1, 1995 (hereinafter sometimes called the "1995C Sabine Agreement"), between the Sabine Authority and the Company.

               The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-fourth Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1995 Sabine Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section 5.04 of the 1995C Sabine Agreement in respect of the corresponding Installment Payment.

               The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-fourth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1995 Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

               (II) In the event that any Series 1995C Sabine Revenue Bonds outstanding under the 1995 Sabine Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1995 Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1995 Sabine Bond Indenture, all bonds of the Eighty-fourth Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1995C Sabine Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

               The Trustee may conclusively presume that no redemption of bonds of the Eighty-fourth Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1995 Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1995C Sabine Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1995 Sabine Bond Indenture, upon the occurrence of an Event of Default under
          Section 6.01(a) of the 1995 Sabine Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1995 Sabine Bond Indenture, as the holder of all bonds of the Eighty-fourth Series then Outstanding.

               (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 4 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

               (IV) At the option of the registered owner, any bonds of the Eighty-fourth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

               Bonds of the Eighty-fourth Series shall not be transferrable except to any successor trustee under the 1995 Sabine Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

               The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-fourth Series.



                                      ARTICLE V

                               MISCELLANEOUS PROVISIONS

               SECTION 5. Subject to the amendments provided for in this Fifty-third Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Fifty-third Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

               SECTION 6. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

               The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Fifty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-third Supplemental Indenture.

               SECTION 7. Whenever in this Fifty-third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-third Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

               SECTION 8. Nothing in this Fifty-third Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-third Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

               SECTION 9. This Fifty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, TEXAS UTILITIES ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                           TEXAS UTILITIES ELECTRIC COMPANY


                                           By         /s/  H. DAN FARELL
                                             ---------------------------
                                                   H. DAN FARELL
                                               Senior Vice President


          Attest:

                 /s/ GLEN H. HIBBS
          ------------------------------               [CORPORATE SEAL]
                  GLEN H. HIBBS
               Assistant Secretary


          Executed, sealed and delivered by
            TEXAS UTILITIES ELECTRIC COMPANY
             in the presence of:


               /s/ WAYNE PATTERSON
          ------------------------------

              /s/ DONNA RAKESTRAW
          ------------------------------

                                                  THE BANK OF NEW YORK,
                                                         Trustee


                                             By   /s/ W. N. GITLIN
                                           ----------------------------
                                                      W. N. GITLIN
                                                     Vice President
          Attest:


                /s/ ROBERT F. MCINTYRE            [CORPORATE SEAL]
          -----------------------------------
                  ROBERT F. MCINTYRE
               Assistant Vice President


          Executed, sealed and delivered by
              THE BANK OF NEW YORK
             in the presence of:

               /s/ MARIE E. TRIMBOLI
          -----------------------------------

               /s/ NANCY GILL
          -----------------------------------

          STATE OF TEXAS   )
                           )  SS.:
          COUNTY OF DALLAS)

               Before me, a Notary Public in and for said State, on this day personally appeared H. DAN FARELL, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Senior Vice President of TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

               Given under my hand and seal of office this 16th day of June, 1995.



          [NOTARIAL SEAL]                    /s/ LENAE B. DAVIS
                                        ------------------------------
                                             LENAE B. DAVIS
                                         Notary Public, State of Texas
                                      My Commission Expires June 23, 1996

          STATE OF NEW YORK  )
                             )  SS.:
          COUNTY OF NEW YORK )


               Before me, a Notary Public in and for said State, on this day personally appeared W.N. GITLIN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

               Given under my hand and seal of office this 19th day of June, 1995.



          [NOTARIAL SEAL]                    /s/ WILLIAM J. CASSELS
                                            -----------------------
                                                 WILLIAM J. CASSELS
                                         Notary Public, State of New York
                                                  No. 01CA5027729
                                             Qualified in Bronx County
                                     Certificate filed in New York County
                                       Commission Expires May 16, 1996

                              SUMMARY OF RECORDING DATA

                          Fifty-third Supplemental Indenture
                               Filed June 22, 1995
                    Office of the Secretary of the State of Texas, Utility Security Instrument File No. 83-281286